Exhibit 10.26

                  AGREEMENT TO EXTEND LEASE WITH MODIFICATIONS

                                    PREAMBLE:

1. Whereas Monterey Gourmet Foods, Inc. ("MGFI") is the successor in interest to Monterey Pasta Company ("MPC"), Tenant in the premises located at 90472 Woodruff Street, Eugene, Oregon; and whereas The McCabe Trust ("Trust") is the successor in interest to Mel Bankoff ("Bankoff"), as Owner of said premises;

2. And whereas MPC entered into a written "Commercial Lease Agreement" ("Lease" -- a copy of which is attached hereto as "Exhibit A") with Bankoff on or about the 26th day of August 2002; and whereas Bankoff in writing assigned said Lease to Trust on or about the 23rd day of August, 2004;

3. And whereas Section 1.3.1 of said Lease gave Tenant the Option to renew said Lease for three additional terms of five years each, but only if Tenant gave notice in writing to Landlord of the exercise of such renewal rights at least 180 days prior to the expiration of the then current term(the "extension period"); and whereas the initial term of said lease was by its terms set to expire on the 31st of December, 2007;

4. And whereas, on or about June 12, 2007 Landlord gave Tenant notice of the last date within the extension period by which Tenant could exercise said first option to extend; and whereas Tenant failed within said extension period to exercise said option;

5. And whereas the parties have now found it in their mutual best interests to continue as Landlord and Tenant in said property on modified terms;

6. And whereas Tenant has agreed to reimburse Landlord for one-half (but not more than $750.00) of Landlord's attorneys fees in documenting this Amendment to the Lease:


                                      TERMS

NOW, THEREFORE the Parties amend the Lease as follows:

         1.3 (Amended):
         -------------
         Term. MGFI and TRUST agree to extend said Lease for an additional term of five (5) years, commencing January 1, 2008 and terminating on December 31, 2012, unless sooner terminated pursuant to the terms of the Lease regarding termination, including the Early Termination Option as set forth in Section 4.2.1, below; or unless extended by Tenant pursuant to Tenant's option to renew as modified herein. Except as modified herein, such renewal shall be upon the same terms and conditions as set forth in the Lease.

         2.1 Payment of Rent (Amended):
         -----------------------------
         The monthly base rent for the calendar year 2008 shall be determined from calculation of the CPI Adjustment consistent with Paragraph 2.1.1 of the Lease. Base rent thereafter shall continue to be adjusted pursuant to Paragraph 2.1.1 of the Lease.

         1.3.1(Amended):
         --------------
         (a.) Option to Renew Lease. So long as Tenant is not in default pursuant to the terms of this Lease, which default is continuing after notice from Landlord and the expiration of any applicable grace period provided for in this Lease, Tenant shall have the option to renew this Lease for two additional terms of five years each. Such renewal by Tenant shall be binding on Landlord only if Tenant gives notice of such renewal, in writing, to Landlord at least one (1) year prior to the expiration of the then current term.

         (b.) Base Rent Upon Exercise of Option to Extend: The base rent payable during the first year of the renewal term commencing January 1, 2013, shall be fair market rent as agreed between the parties within six (6) months following December 31st 2011; and should the parties within such time fail to agree upon base rent, then upon written demand by either party, fair market rent shall be determined by appraisal. The party demanding that fair market rent be determined by appraisal, shall include in their written demand, a list of not fewer than three (3) MAI appraisers or similar certification, with offices in Lane County, Oregon. The other party shall select one of the nominated appraisers within twenty (20) days of receipt of the demand, and if they fail to do so, then the demanding party may select one of the nominated appraisers, who shall be instructed to determine fair market rent. Such determination shall be binding upon the parties. Cost of appraisal shall be shared equally by the parties. The base rent so determined for calendar year 2013 including the renewal term commencing January 1, 2018 if Tenant elects to further extend the term of the Lease, shall be adjusted from year to year thereafter as provided in Paragraph 2.1.1 of the Lease.

         3.2.1 (New):
         -----------
         Refrigeration and Cold Storage Facilities: Tenant has installed various refrigeration and cold-storage facilities in and upon the Leased Premises, together with equipment for operation of same ("RCSF"). During the term of this Lease, and any extension thereof, Tenant will maintain such RCSF in good order and repair, and will hold Landlord harmless from any debt or expense associated therewith.

         Except as provided herein, upon Tenant's vacation of the premises, said RCSF shall be treated as fixtures and abandoned by Tenant in place. Landlord shall thereupon have one year to require that Tenant remove some or all of said RCSF at Tenant's sole expense. Should Landlord require such removal, Landlord shall give Tenant written notice of same, and Tenant shall thereafter complete such removal within 45 days of the date of such notice.

         4.2.1 (New)
         -----------
         Tenant's Early Termination Option: At any time prior to expiration of the Lease, Tenant may terminate early by giving Landlord not less than one (1) years written notice of Tenants intention to exercise said Option. Tenant's exercise of said Option shall be conditioned upon:

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

         (i) Tenant's continuing to pay rent (including taxes and insurance) as called for under the Lease for a period of one
                  (1) year immediately following Tenant's vacation of the premises upon such early termination; and,
         (ii) Tenant paying any real estate broker's commission incurred by Landlord in re-leasing the premises to the end of what would have been Tenant's normal term but for the exercise of the Early Termination Option;

         6.2 Notices (Amended):
         ---------------------
         Paragraph 6.2 of the Lease is amended by changing the parties' addresses as follows:

         Landlord:     The McCABE TRUST
                       c/o MICHAEL McCABE, TRUSTEE
                       P.O. Box "B"
                       Villa Grande, California  95486
                       Fax:    (707) 865-2901
                       Email:  mmccabe@mediate.com

         Tenant:       MONTEREY GOURMET FOODS, INC.
                       1528 Moffett Street
                       Salinas, California 93905
                       Fax:    (831) 753-6255
                       Email:  _____________________


Other Terms: All other terms and conditions, including those set forth herein, shall remain in full force and effect during such renewal term, and any extensions thereof.

AGREED TO in Sonoma County, California, this ____ day of December, 2007.

LANDLORD:                                  TENANT

THE MCCABE TRUST                           MONTEREY GOURMET FOODS, INC.


_________________________________          __________________________________
By Michael McCabe, Trustee                 By its President & CEO


_________________________________
By Jo Ann McCabe, Trustee


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